Exhibit 99.1

BIOHITECH GLOBAL, Inc. | 80 Red Schoolhouse Road, Suite 101 | Chestnut Ridge, NY 10977

FOR IMMEDIATE RELEASE

BioHiTech Global Reports Third Quarter 2017 Results

•	Q3 2017 recurring revenue from rental, service and maintenance increased by 15.8% to $415,000 with total revenue rising 5.3% to $656,000

•	Company commenced delivery of its Revolution Series Digesters late in Q3 2017

CHESTNUT RIDGE, NY – November 15, 2017 – BioHiTech Global, Inc. (“BioHiTech” or the “Company”) (OTCQB:BHTG), a green technology company that develops and deploys innovative and disruptive waste management technologies, reported financial results for the third quarter of 2017 ended September 30, 2017.

Business Highlights

•	Commenced Delivery of its Revolution Series Digesters – The Company delivered the first 14 Revolution Series Seed and Sprout Digesters through September 2017. The Revolution Series Digesters are a compact, cost-effective, easy to install and environmentally friendly on-site food waste disposal solution targeting a large market segment of the food services industry. The Company anticipates a progressive increase in recurring revenue from this new product line beginning in Q4 2017 and throughout 2018.

•	Completed a series of transactions to fuel future growth – The Company completed a total of $2 million in convertible debt financing in August 2017. Proceeds were used for working capital and to facilitate the production run of the first 100 Revolution Series Digester units. Subsequent to the quarter’s end, the Company entered into an agreement to sell up to $1.7 million of Series “A” Preferred Stock convertible into common stock at a fixed price of $5 per share to provide additional growth capital. The Company also completed the acquisition of its first HEBioT renewable waste facility license from Entsorgafin SpA in exchange for a combination of stock and cash valued at approximately $6.0 million.

•	Continued the development of its cloud-based smart technology for supply chain management and enhanced machine performance – The Company launched BHTG Smart Mode Technology and filed a patent application for this new intelligent control system software designed to optimize machine performance and reduce servicing downtime. The Company also began offering the integration of its IIoT data analytics platform for use in industrial equipment and secured its first customer late in Q3. The Company sees the licensing of its data analytics and intelligent control systems for industrial machinery as another potential recurring revenue stream in the coming years.

•	Expanded installed footprint of Eco-Safe Digesters in the hotel and hospitality markets – Completed installation of fifth property location for a leading international resort developer and teamed up with Waste Masters Solutions to complete digester installation at Lincoln Financial Field in Philadelphia.

“We continue to make significant progress on all business fronts as we position BioHiTech to deliver significant future value for our stockholders,” said Frank E. Celli, CEO of BioHiTech. “We are excited to have begun delivery of our Revolution Series Digesters and are working diligently to ramp up our operations to meet current and anticipated demand. We are more confident than ever that we have unlocked a huge market opportunity with the Revolution Series and look forward to a progressive ramp up in revenue beginning in Q4 and the years to come. We have also forwarded our IIoT and data analytics technology innovation to solidify our competitive advantage and open new potential revenue streams while we continue to advance the development work for our planned HEBioT facility in New York. As we move through the remainder of 2017 and into 2018, we will continue to work toward our goal of establishing BioHiTech as the premier provider of cost effective and environmentally friendly technology solutions for waste management.”

Q3 Financial Highlights

Revenue: Revenue in Q3 2017 reached $656,000, a 5% increase compared to revenue of $624,000 in Q3 2016, and a 20% increase compared to revenue of $549,000 in Q2 2017. Recurring rental, service and maintenance grew by 15.8% year over year to reach $415,000, accounting for 63.3% of total revenue.

Gross Profit: Q3 2017 gross profit was $155,000 compared to $191,000 in Q3 2016. The decline in gross margin and profit was mainly attributable due to the change in mix of revenue between equipment sales and rental, service and maintenance, as well as a higher level of installation costs, partly due to the initial roll-out of the Revolution Series of digesters with trial periods with several large national chain stores. The Company expects to see an improvement in installation costs and gross margin in Q4 2017.

Operating Expenses: Q3 2017 operating expenses were $1.9 million, a 19.7% increase compared to $1.6 million in Q3 2017, which was primarily driven by an increase in professional services and personnel related costs to support marketing and investor relations.

Operating Loss: Q3 2017 operating loss was $1.8 million compared to $1.6 million in Q3 2016. The increase in operating loss was primarily driven by the increase in operating expenses.

Net Loss: Q3 2017 net loss was $2.3 million compared to $1.4 million in Q3 2016, which was due to the increased loss from operations and increased interest expense.

Year to Date September 30, 2017

Revenue: In the first nine months, 2017 revenue was $1.8 million, a 16.8% increase from $1.5 million in 2016. Recurring rental, service and maintenance grew by 14.5% and represented 63.5% of total revenue. Revenue from sales of equipment increased by 21.1% and represented 36.5% of revenue in 2017.

Gross Profit: In the first nine months, 2017 gross profit was $525,000, a 32.8% increase from $395,000 in 2016. Gross margin was 29.2% in the first nine months, 2017, an increase of 350 basis points compared to gross margin of 25.7% in comparable 2016 period.

Operating Expenses: In the first nine months, 2017 operating expenses increased by 14.9% to $5.5 million compared to $4.8 million in 2016. The increase was primarily driven by a continued focus on professional services supporting investor relations and marketing.

Operating Loss: In the first nine months, 2017 operating loss increased by $586,000 to $5.0 million, primarily due to the increase in operating expenses described above.

Net Loss: In the first nine months, 2017 the net loss of $6.2 million increased by $1.2 million due primarily to a $715,000 increase in operating costs driven by professional fees, a $658,000 increase in other expenses primarily driven by interest expense, partially offset by a $130,000 improvement in gross profit.

Cash flows: In the first nine months, 2017 cash flow utilized in operations of $3.8 million increased by 4.9% from $3.7 million in 2016. Stock based compensation to employees and service providers increased from $512,000 in 2016 to $1,247,000 in 2017. Cash flows utilized in investing activities increased in 2017 to $1.2 million, from $4,000 in 2016 primarily due its MBT investment in West Virginia. Cash flow from financing activities increased from $3.7 million in 2016 to $5.1 million in 2017 due to increased borrowings to support operations and investing activities.

Brian C. Essman, CFO commented, "We continue to achieve top line revenue growth, particularly in revenue derived from recurring rental, service and maintenance contracts. While the Revolution Series Digester roll out has resulted in an initial increase in costs, we expect to see costs return to more normalized levels in the coming quarters as we benefit from a rapidly growing installed base. We successfully raised capital to support our growth plan and continue to work to prudently manage our resources while we grow our business. We expect our Revolution Series Digesters to begin contributing revenue in Q4 2017 and for that revenue to build progressively throughout 2018. We remain committed to the implementation of our aggressive long-term growth plans to enable us to deliver substantial long-term value for our stockholders.”

About BioHiTech Global

BioHiTech Global (OTCQB:BHTG), “The Company” headquartered in Chestnut Ridge NY, develops and deploys innovative and disruptive waste management technologies. The combined offerings of BioHiTech Global offer our customers a full suite of technology based disposal options capable of having a significant impact on waste generation while providing a true zero landfill environment. With options for both on and off site biological treatment of waste, BioHiTech Global is a leader in zero waste solutions for businesses and municipalities. For more information, please visit www.biohitech.com.

Forward Looking Statements

Statements in this document contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on many assumptions and estimates and are not guarantees of future performance. These statements may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of BioHiTech Global, Inc. to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. BioHiTech Global, Inc. assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Our actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation those set forth as “Risk Factors” in our filings with the Securities and Exchange Commission (“SEC”). There may be other factors not mentioned above or included in the BioHiTech’s SEC filings that may cause actual results to differ materially from those projected in any forward-looking statement. BioHiTech Global, Inc. assumes no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by securities laws.

Company Contact:

BioHiTech Global, Inc.

Lisa Giovannielli

Director, Corporate Communications

Direct: 845-262-1081

lgiovannielli@biohitech.com

www.biohitech.com

BioHiTech Global, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations and Comprehensive Loss (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenue
Rental, service and maintenance	$415,402	$358,625	$1,140,751	$996,179
Equipment sales	240,945	264,953	655,493	541,407
Total revenue	656,347	623,578	1,796,244	1,537,586
Cost of revenue
Rental, service and maintenance	348,862	256,107	880,559	761,834
Equipment sales	151,998	176,511	391,152	380,684
Total Cost of revenue	500,860	432,618	1,271,711	1,142,518
Gross profit	155,487	190,960	524,533	395,068
Operating expenses
Selling, general and administrative	1,090,003	983,725	3,211,855	3,171,973
Research and development	207,258	242,435	611,582	661,529
Professional fees	604,225	356,652	1,618,076	894,386
Depreciation and amortization	27,674	29,174	85,781	84,122
Total operating expenses	1,929,160	1,611,986	5,527,294	4,812,010
Loss from operations	(1,773,673)	(1,421,026)	(5,002,761)	(4,416,942)
Other expense (income)
Equity loss in affiliate	5,922	-	11,838	-
Loss on change in fair value of warrants	-	-	1,999	-
Interest income	(712)	-	(713)	(3,068)
Interest expense	528,608	222,142	1,199,040	556,867
Total other expense, net	533,818	222,142	1,212,164	553,799
Net loss	(2,307,491)	(1,643,168)	(6,214,925)	(4,970,741)
Other comprehensive (loss) income
Foreign currency translation adjustment	(15,891)	4,098	(44,395)	10,498
Comprehensive loss	$(2,323,382)	$(1,639,070)	$(6,259,320)	$(4,960,243)

Net loss per share - basic and diluted	$(0.27)	$(0.20)	$(0.75)	$(0.60)
Weighted average number of common shares outstanding - basic and diluted	8,397,191	8,229,712	8,316,943	8,229,712

BioHiTech Global, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (Unaudited)

	September 30,	December 31,
	2017	2016
Assets
Current Assets
Cash	$480,329	$325,987
Accounts receivable, net	234,669	140,130
Inventory	346,160	706,017
Prepaid expenses and other current assets	101,093	21,865
Total Current Assets	1,162,251	1,193,999
Equipment on operating leases, net	1,255,409	1,023,404
Equipment, fixtures and vehicles, net	45,096	54,356
Intangible assets, net	196,683	267,042
Investment in Entsorga West Virginia, LLC	1,022,190	-
MBT facility development costs	139,313	-
Other assets	23,500	13,500
Total Assets	$3,844,442	$2,552,301
Liabilities and Stockholders' Deficit
Current Liabilities:
Line of credit	$2,463,736	$2,463,736
Accounts payable	921,129	1,197,277
Accrued expenses	624,856	522,727
Accrued interest	925,790	411,917
Deferred revenue	109,183	61,879
Notes payable, including related party of $275,000	-	375,000
Convertible note, net of deferred financing cost of $6,320 and discounts of $22,648	191,032	-
Convertible notes, including related party of $450,000, net of discounts of $310,814	939,186	-
Advance from related party	544,777	1,213,027
Customer deposits	87,830	36,131
Long-term debt, current portion	6,282	8,525
Total Current Liabilities	6,813,801	6,290,219
Promissory note, related party	4,500,000	2,500,000
Long-term debt, net of current portion	6,922	11,048
Notes payable, including related party of $275,000	375,000	-
Accrued interest, payable in cash or common stock	615,468	253,000
Unsecured subordinated mandatorily convertible notes, including related parties of $4,625,000 and $3,800,000, net of deferred financing costs of $51,539 and $118,866 as of September 30, 2017 and December 31, 2016, respectively	7,673,461	4,956,134
Total Liabilities	19,984,652	14,010,401
Commitments and Contingencies
Stockholders' Deficit
Preferred stock, $0.0001 par value; 10,000,000 shares authorized; none issued	-	-
Common stock, $0.0001 par value, 50,000,000 shares authorized, 8,446,849 shares issued and outstanding as of September 30, 2017; 20,000,000 shares authorized, 8,229,712 shares issued and outstanding as of December 31, 2016	845	823
Additional paid in capital	11,181,512	9,604,324
Accumulated deficit	(27,287,091)	(21,072,166)
Accumulated other comprehensive (loss) gain	(35,476)	8,919
Total Stockholders' Deficit	(16,140,210)	(11,458,100)
Total Liabilities and Stockholders' Deficit	$3,844,442	$2,552,301

BioHiTech Global, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows (Unaudited)

	Nine Months Ended September 30,
	2017	2016
Cash flows from operating activities:
Net loss:	$(6,214,925)	$(4,970,741)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation and amortization	299,021	331,807
Provision for bad debts	89,630	70,467
Stock based employee compensation	375,508	512,318
Fees paid in stock and warrants	871,531	-
Interest resulting from amortization of financing costs and discounts	223,718	55,076
Equity loss in affiliate	11,838	-
Change in fair value of warrant liability	1,999	-
Changes in operating assets and liabilities	505,650	343,326
Net cash used in operations	(3,836,030)	(3,657,747)

Cash flow from investing activities:
Sale of used machinery and equipment	13,530	-
Investment in Entsorga West Virginia, LLC	(1,034,028)	-
Increase in MBT facility development costs	(139,313)	-
Purchases of equipment, fixtures and vehicles	(6,057)	(3,825)
Net cash used in investing activities	(1,165,868)	(3,825)

Cash flows from financing activities:
Net change in line of credit	-	(25,017)
Proceeds from convertible notes with warrants and beneficial conversion feature	200,000	-
Proceeds from series convertible notes with warrants and beneficial conversion feature	2,259,000	3,400,000
Deferred financing costs incurred	(23,000)	(165,230)
Repayments of long-term debt	(6,369)	(6,170)
Related party:
Net increase (decrease) in advances	1,120,756	203,027
Proceeds from promissory notes	786,973	526,973
Repayments of promissory notes	-	(200,000)
Proceeds from series convertible notes	800,000	-
Net cash provided by financing activities	5,137,360	3,733,583
Effect of exchange rate on cash	18,880	64,897
Net change in cash	154,342	136,908
Cash - beginning of period	325,987	39,195
Cash - end of period	$480,329	$176,103